Exhibit 10.16

Employment Letter Amendment

Chobani Global Holdings, LLC

December 20, 2018

Hamdi Ulukaya

Chobani Global Holdings, LLC

200 Lafayette St, FL #6

New York, New York 10012

Re: Amendment to Updated Compensation Terms

Dear Hamdi:

This letter amends certain terms of the Employment Letter Agreement, dated as of June 27, 2018, by and between you and Chobani Global Holdings, LLC (the “Company”).

The following language will be added following the last sentence of Section 5 (Personal Benefits):

“Subject to prior approval by HOOPP Capital Partners (Greek) LLC (“HOOPP”) (in writing or via email) of the payment of such costs and expenses as provided herein, you shall also be entitled to have the Company pay on your behalf, or for reimbursement from the Company, for legal costs and expenses incurred in connection with the assertion by Ayse Giray of a potential Liquidity Event as such term is defined in the Confidential Settlement and Release Agreement, dated July 1 2015, by and among you, Euphrates, Inc., Chobani, LLC and Ayse Giray; provided that all bills/time sheets for such costs and expenses shall be provided to HOOPP for approval prior to payment.”

Please indicate your acceptance of these terms by countersignature below.

Sincerely,

CHOBANI GLOBAL HOLDINGS, LLC

By:	/s/ Mick Beekhuizen
Name:	Mick Beekhuizen
Title:	Chief Financial Officer

Agreed and Accepted:

/s/ Hamdi Ulukaya	December 20, 2018
Hamdi Ulukaya	Date

[Signature Page to Employment Letter Amendment]